Exhibit 4.1

$200,000,000

CYRUSONE LP
CYRUSONE FINANCE CORP.
  5.000% SENIOR NOTES DUE 2024

REGISTRATION RIGHTS AGREEMENT

November 3, 2017

J.P. MORGAN SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.

KEYBANC CAPITAL MARKETS INC.

As Representatives of the several
   Initial Purchasers named in Schedule I attached hereto,
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

CyrusOne Inc., a Maryland corporation (“Holdings”), CyrusOne GP, a Maryland statutory trust (the “General Partner”), which is a subsidiary of Holdings and the sole general partner of CyrusOne LP, a Maryland limited partnership and subsidiary of Holdings (the “Operating Partnership”) and CyrusOne Finance Corp., a Maryland corporation (together with the Operating Partnership, the “Issuers”), are selling, upon the terms and conditions set forth in the Purchase Agreement (the “Purchase Agreement”) dated as of November 1, 2017 by and among the Issuers, the Guarantors (as defined below) and the Initial Purchasers listed on Schedule I hereto (the “Initial Purchasers”), for whom you are acting as the representatives (the “Representatives”), $200,000,000 in aggregate principal amount of the Issuers’ 5.000% Senior Notes due 2024 (the “Notes”).  The Issuers’ obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed on an unsecured and senior basis (the “Guarantees”) by Holdings, the General Partner and the other guarantors listed in Schedule II hereto (together the “Guarantors”).  As used herein, the term “Notes” shall include the Guarantees unless the context otherwise requires.  As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Issuers and the Guarantors agree with the Initial Purchasers, for the benefit of the Holders (as defined below) of the Notes (including, without limitation, the Initial Purchasers), as follows:

1.                                      Definitions

Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

Additional Guarantor:  Any subsidiary of the Operating Partnership that executes a Guarantee of the Notes after the date of this Agreement.

Additional Interest:  See Section 4(a).

Advice:  See Section 5(t).

Agreement:  This Registration Rights Agreement, dated as of the Closing Date, between the Issuers, the Guarantors and the Representatives.

Applicable Period:  See Section 2(e).

Business Day:  A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Closing Date:  November 3, 2017.

Effectiveness Date:  The 390th calendar day after March 17, 2017.

Effectiveness Period:  See Section 3(a).

Event Date:  See Section 4(b).

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes:  5.000% Senior Notes due 2024 of the Issuers, identical in all material respects to the Notes, including the Guarantees endorsed thereon, except that the Exchange Notes will not have legends restricting transfer.

Exchange Offer:  See Section 2(a).

Exchange Registration Statement:  See Section 2(a).

FINRA:  Financial Industry Regulatory Authority.

Guarantors:  See the introductory paragraph to this Agreement.

Holder:  Any beneficial holder of Notes.

Holdings:  See the introductory paragraph to this Agreement.

Indemnified Party:  See Section 7(c).

Indemnifying Party:  See Section 7(c).

Indenture:  The Indenture, dated as of March 17, 2017, among the Issuers, the Guarantors thereto and Wells Fargo Bank, N.A., as trustee, pursuant to which the Notes are being issued, and as further amended or supplemented from time to time in accordance with the terms hereof.

Initial Purchasers:  See the introductory paragraph to this Agreement.

Initial Shelf Registration:  See Section 3(a).

Inspectors:  See Section 5(n).

Issuers:  See the introductory paragraph to this Agreement.

Losses:  See Section 7(a).

Managing Underwriters: The investment banker(s) and managing underwriter(s) that will administer any Underwritten Registration or Underwritten Offering, as the case may be, who shall be selected by the Holders of a majority in aggregate principal amount of the Registrable Notes included in such registration or offering; provided, however, that such Managing Underwriters are reasonably satisfactory to the Operating Partnership.

Notes:  See the introductory paragraph to this Agreement.

Operating Partnership:  See the introductory paragraph to this Agreement.

Participating Broker-Dealer:  See Section 2(e).

Person:  An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Prospectus:  The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement:  See the introductory paragraph to this Agreement.

Records:  See Section 5(n).

Registrable Notes:  Notes that are not freely tradeable, without restriction, under federal or state securities laws.

Registration Default:  See Section 4(a).

Registration Statement:  Any registration statement of the Issuers and the Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Registration Statement, the Shelf Registration and any subsequent Shelf Registration) that covers any of the Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Representatives:  See the introductory paragraph to this Agreement.

Rule 144:  Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A:  Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415:  Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 430A:  Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC:  The Securities and Exchange Commission.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Notice:  See Section 2(i).

Shelf Registration:  See Section 3(b).

Subsequent Shelf Registration:  See Section 3(b).

TIA:  The Trust Indenture Act of 1939, as amended.

Trustee:  The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes.

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

2.                                      Exchange Offer

(a)                                 Unless the Exchange Offer would not be permitted by applicable laws or applicable interpretations of the staff of the SEC, the Issuers and the Guarantors shall use their commercially reasonable efforts to (i) prepare and file with the SEC a registration statement (the “Exchange Registration Statement”) on an appropriate form under the Securities Act with respect to an offer (the “Exchange Offer”) to the Holders of Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes, (ii) cause the Exchange Registration Statement to become effective on or before the Effectiveness Date, (iii) keep the Exchange Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms, and (iv) commence the Exchange Offer and issue on or before the 30th Business Day after the date on which the Exchange Registration Statement is declared effective, Exchange Notes in exchange for all Notes validly tendered prior thereto in the Exchange Offer.  Other than as set forth in this Agreement, including in Section 2(d) hereto, the Exchange Offer shall not be subject to any conditions.

(b)                                 The Exchange Notes shall be issued under, and entitled to the benefits of the Indenture or a trust indenture that is identical to the Indenture.

(c)                                  Interest on the Exchange Notes will accrue from the last interest payment due date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from September 15, 2017.

(d)                                 The Issuers may require each Holder as a condition to participation in the Exchange Offer to represent (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement and consummation of the Exchange Offer such Holder has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that it is not an “affiliate” of the Issuers (within the meaning of Rule 405 of the Securities Act, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Notes and (v) if such Holder is a Participating Broker-Dealer, that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

(e)                                  The Issuers and the Guarantors shall include within the Prospectus contained in the Exchange Registration Statement a section entitled “Plan of Distribution” reasonably acceptable to the Initial Purchasers which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”).  Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes.  The Issuers and the Guarantors shall use their commercially reasonable efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to keep such Prospectus current during the period described in Section 4(a)(3) of the Securities Act and Rule 174 thereunder that is applicable to transactions by brokers or dealers with respect to Notes or Exchange Notes (the “Applicable Period”).

(f)                                   In connection with the Exchange Offer, the Issuers and the Guarantors shall:

(i)                                     mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Registration Statement, and any related documents;

(ii)                                  keep the Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) and until the Issuers have accepted all Notes validly tendered in accordance with the terms of the Exchange Offer;

(iii)                               utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof;

(iv)                              permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(v)                                 otherwise comply in all material respects with all applicable laws.

(g)                                  As soon as practicable after the close of the Exchange Offer, the Issuers and the Guarantors shall:

(i)                                     accept for exchange all Notes validly tendered pursuant to the Exchange Offer and not validly withdrawn;

(ii)                                  deliver to the Trustee for cancellation all Notes so accepted for exchange; and

(iii)                               cause the Trustee to authenticate and deliver promptly to each Holder tendering such Notes, Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

(h)                                 The Exchange Notes shall be issued under the Indenture, which will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in any Note Guarantee (as such term is defined in the Indenture) on an equal and ratable basis.

(i)                                     If:

(1)                                 the Issuers and the Guarantors determine that applicable laws or applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer on or prior to the 30th Business Day following the Effectiveness Date;

(2)                                 the Exchange Offer is not consummated on or prior to the 90th Business Day following the Effectiveness Date (provided that this shall not affect the obligations of the Issuers to pay Additional Interest after the 30th such Business Day pursuant to Section 4(a)); or

(3)                                 in the case of any Initial Purchaser representing that, on advice of counsel, it holds Registrable Notes that are or were ineligible to be exchanged in the Exchange Offer and such Initial Purchaser notifies the Issuers within six months of consummation of the Exchange Offer, then, the Issuers and the Guarantors shall use their commercially reasonable efforts to promptly deliver to the Holders (in the case of clauses (1) and (2) above), the applicable Initial Purchaser (in the case of clause (3) above) and the Trustee notice thereof (the “Shelf Notice”) and shall within 90 days of receipt of a written request from any such Holder or Initial Purchaser, use their commercially reasonable efforts to cause the Initial Shelf Registration described in Section 3 to be declared effective by the SEC.

3.                                      Shelf Registration

If a Shelf Notice is delivered pursuant to Section 2(i) (1) or (2), then this Section 3 shall apply to all Registrable Notes.  Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of Section 3 shall apply solely with respect to Notes held by an Initial Purchaser as contemplated by Section 2(i)(3) hereof, provided, in each case, that the relevant Initial

Purchaser has duly notified the Issuers within six months of the Exchange Offer as required by Section 2(i)(3) above.

(a)                                 Initial Shelf Registration.  The Issuers and the Guarantors shall use their commercially reasonable efforts to file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the “Initial Shelf Registration”).  If the Issuers and the Guarantors have not yet filed an Exchange Registration Statement, upon receipt of a written notice described in Section 2(i), the Issuers and the Guarantors shall file with the SEC the Initial Shelf Registration and shall use their commercially reasonable efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date.  Otherwise, the Issuers and the Guarantors shall use their commercially reasonable efforts to file with the SEC the Initial Shelf Registration and to cause such Initial Shelf Registration to be declared effective by the SEC on or prior to the 90th day following the written request described in Section 2(i) above; provided that in no event shall the Issuers be required to cause such Shelf Registration Statement to be declared effective before the earliest of (i) the 390th day following March 17, 2017 and (ii) the 45th day following the consummation of the Exchange Offer.  The Initial Shelf Registration shall be on the appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings).  The Issuers and the Guarantors shall use their commercially reasonable efforts to keep the Initial Shelf Registration effective under the Securities Act until the date which is the earliest of (i) the one year anniversary of the Closing Date, (ii) the date when all of the Notes have been sold under the Shelf Registration Statement and (iii) the date when Holders, other than Holders that are “affiliates” (as defined in Rule 144) of the Issuers, are able to sell such Notes without restriction, and without reliance as to the availability of current public information, pursuant to Rule 144 (the “Effectiveness Period”).

(b)                                 Subsequent Shelf Registrations.  If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period, the Issuers and the Guarantors shall use their commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 60 days of such cessation of effectiveness amend such Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Registrable Notes (a “Subsequent Shelf Registration”).  If a Subsequent Shelf Registration is filed, the Issuers and the Guarantors shall use their commercially reasonable to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for the remainder of the Effectiveness Period (except that clause (ii) of the definition of Effectiveness Period for such purposes shall mean the date when all of the Notes have been sold under a Shelf Registration Statement).  As used herein the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registrations.

(c)                                  Supplements and Amendments.  The Issuers and the Guarantors shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration or by the Managing Underwriters of such Registrable Notes.

(d)                                 Provision of Information.  No Holder of Registrable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration pursuant to this Agreement unless such Holder furnishes to the Issuers, the Guarantors and the Trustee in writing, within 20 days after receipt of a written request therefor, such information as the Issuers, the Guarantors and the Trustee (after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration or Prospectus included therein) may reasonably request for inclusion in any Shelf Registration or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information.

4.                                      Additional Interest

(a)                                 The Issuers and the Guarantors acknowledge and agree that the Holders will suffer damages if the Issuers or the Guarantors fail to fulfill their material obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, if:

(i)                                     (A) neither the Exchange Registration Statement nor a Shelf Registration is declared effective by the SEC on or prior to the Effectiveness Date or (B) notwithstanding that the Issuers have consummated or will consummate an Exchange Offer, the Issuers and the Guarantors are required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the 90th day following the date such Shelf Registration was filed; or

(ii)                                  (A) the Issuers have not exchanged all Notes validly tendered in accordance with the terms of the Exchange Offer for Exchange Notes on or prior to the 30th Business Day after the date on which the Exchange Registration Statement was declared effective or (B) if applicable, the Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time prior to the Effectiveness Period; provided that the Issuers and the Guarantors will be permitted to suspend the use of the prospectus that is part of the Shelf Registration if their management determines to do so for valid business reasons, including circumstances relating to pending corporate developments and similar events or filings with the SEC, for a period not to exceed 45 days in any three-month period and not to exceed an aggregate of 90 days in any twelve-month period and without specifying the nature of the event giving rise to a suspension in any notice of suspension provided to the Holders (each a “Registration Default,”), then additional interest (“Additional Interest”) shall accrue on the principal amount of the Notes at a rate of 0.25% per annum for the first 90 days commencing on the day following the Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Additional Interest continues to accrue, provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) to but excluding the day on which the Registration Default has been cured.  Additional Interest will be paid semi-annually in arrears with the interest payment due on the first interest payment date following the date on which such Additional Interest begins to accrue; provided, however, that (a) the Additional Interest on the Notes may not accrue under more than one of the foregoing clauses (i) and (ii) at any one time and in no event will Additional Interest accrue after the Effectiveness Period, (b) if a Holder is not able to or does not provide the representations and information required in connection with a Shelf Registration in a timely manner and is therefore not named as a selling security holder in a Shelf Registration, the Holder will not be entitled to receive any Additional Interest with respect to its Notes; and (c) the Issuers and the Guarantors will have no other liabilities with respect to any Registration Default.

(b)                                 The Issuers shall notify the Trustee within 5 Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”).  Any amounts of Additional Interest due pursuant to clause (a)(i) or (a)(ii) of this Section 4 will be payable in cash, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue.

(c)                                  The Representatives acknowledge and agree that the Issuers will not be required to pay Additional Interest once the Notes become freely tradeable under Rule 144.

5.                                      Registration Procedures

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Issuers and the Guarantors shall effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers and the Guarantors hereunder, the Issuers and the Guarantors shall:

(a)                                 Prepare and file with the SEC, the Exchange Registration Statement or if the Exchange Registration Statement is not filed because of the circumstances contemplated by Section 2(j), a Shelf Registration as prescribed by Section 3, and shall use their commercially reasonable efforts to cause such Registration Statement to become effective, as the case may be, and remain effective as provided herein.  The Issuers and the Guarantors shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein (i) without the Holders being afforded a reasonable opportunity to review such documentation with respect to such Holders’ information or (ii) if a Holder, the Managing Underwriters, if any, or any of their respective counsel shall reasonably object in writing on a timely basis to the information with respect to such Holders.  An aforementioned party shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act in each case with respect to the information concerning such Holders.

(b)                                 Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such

Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner.

(c)                                  Prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus.

(d)                                 During the Effectiveness Period or the Applicable Period, as the case may be, furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Issuers’ receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits, other than any such documents and exhibits that are otherwise publicly available), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Issuers and the Guarantors pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request in writing.  The Issuers and the Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(e)                                  During the Effectiveness Period or the Applicable Period, as the case may be, if (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Participating Broker-Dealer notifies the Operating Partnership that a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes, the Issuers shall notify in writing the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, the Managing Underwriters, if any, and each of their respective counsel promptly (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a

Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or the Exchange Notes the representations and warranties of the Issuers and the Guarantors contained in any agreement (including any underwriting agreement) contemplated by Section 6(m) hereof cease to be true and correct in all material respects (provided that if such representations and warranties are otherwise qualified by materiality, in any respect), (iv) of the receipt by the Issuers and the Guarantors of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) of any reasonable determination by the Issuers or the Guarantors that a post-effective amendment to a Registration Statement would be appropriate, (vii) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto, and (viii) when management of Holdings or the Operating Partnership shall have determined in good faith that under circumstances relating to pending corporate developments and similar events or filing with the SEC, that the Issuers and the Guarantors have valid business reasons to suspend the use of the Prospectus that is part of a Shelf Registration.

(f)                                   During the Effectiveness Period or the Applicable Period, as the case may be, use their commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their commercially reasonable efforts to obtain the withdrawal of any such order at the earliest practicable date.

(g)                                  During the Effectiveness Period or the Applicable Period, as the case may be, if (A) a Shelf Registration is filed pursuant to Section 3, (B) a Participating Broker-Dealer notifies the Operating Partnership that a Prospectus contained in an Exchange

Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes or (C) reasonably requested in writing by the Managing Underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the Managing Underwriters, if any, or such Holders or any of their respective counsel reasonably request in writing to be included or made therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Issuers have received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

(h)                                 Prior to any public offering of Registrable Notes, any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period or where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, use their commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the Managing Underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any Managing Underwriter, if any, reasonably request in writing; provided that neither the Issuers nor any Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i)                                     During the Effectiveness Period or the Applicable Period, as the case may be, if (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Participating Broker-Dealer notifies the Operating Partnership that a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes, cooperate with the selling Holders of Registrable Notes and the Managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes or Exchange Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Notes or Exchange Notes to be in such denominations as provided under the Indenture and registered in such names as the Managing Underwriter, if any, or Holders may reasonably request.

(j)                                    Use their commercially reasonable efforts to cause the Registrable Notes or Exchange Notes covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Notes or the Exchange Notes, as the case may be, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuers and the Guarantors shall cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that neither the Issuers nor any Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(k)                                 During the Effectiveness Period or the Applicable Period, as the case may be, if (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Participating Broker-Dealer notifies the Operating Partnership that a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes, upon the occurrence of any event contemplated by paragraph 5(e)(v) or 5(e)(vi) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Issuers and the Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use their commercially reasonable efforts to cause such post-effective amendment to be declared effective as soon as practicable.

(l)                                     Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Exchange Notes or the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

(m)                             If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement and associated documentation (including, without limitation, customary opinions, comfort letters and other closing documentation) in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances) and take all such other necessary actions in connection therewith (including those reasonably requested in writing by the Managing Underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Notes.

(n)                                 During the Effectiveness Period or the Applicable Period, as the case may be, if (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Participating Broker-Dealer notifies the Operating Partnership that a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating

Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all material financial and other records and pertinent material corporate documents of Holdings and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of Holdings and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement.  Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iii) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary in connection with any action, claim, suit or proceeding, directly or indirectly, involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder.  Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of Holdings unless and until such is made generally available to the public.  Each Inspector, each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give prior written notice to the Operating Partnership and, to the extent practicable, use their commercially reasonable efforts to allow the Operating Partnership, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(o)                                 [Reserved].

(p)                                 If the Exchange Offer is to be consummated, upon delivery of the Notes by the Holders to the Issuers and the Guarantors (or to such other Person as directed by the Issuers and the Guarantors) in exchange for the Exchange Notes, the Issuers and the Guarantors shall mark, or caused to be marked, on such Notes that the Exchange Notes are being issued as substitute evidence of the indebtedness originally evidenced by such Notes; provided that in no event shall such Notes be marked as paid or otherwise satisfied.

(q)                                 Reasonably cooperate with each seller of Registrable Notes covered by any Shelf Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with FINRA.

(r)                                    Use their commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes or the Exchange Notes covered by a Registration Statement contemplated hereby.

(s)                                   The Issuers may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuers such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes or Exchange Notes as the Issuers may, from time to time, reasonably request in writing.  The Issuers may exclude from such registration the Registrable Notes or Exchange Notes of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 20 days, subject to Section 3(d)) hereof) after receiving such request.  Each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

(t)                                    Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 5(e)(ii), 5(e)(iv), 5(e)(v), 5(e)(vi), 5(e)(vii)  or 5(e)(viii), such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the “Advice”) by the Issuers and the Guarantors that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Issuers and the Guarantors, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Issuers all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Registrable Notes current at the time of the receipt of such notice.  In the event the Issuers and the Guarantors shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice.

6.                                      Registration Expenses

Except as set forth in Section 9, all fees and expenses incident to the performance of or compliance with this Agreement by the Issuers and the Guarantors shall be borne by the Issuers and the Guarantors, whether or not the Exchange Registration Statement or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any underwritten offering and (B) fees and expenses of the registration or qualification of the Registrable Notes or the Exchange Notes for offer and sale under the state securities or Blue Sky laws as provided in Section 6(h) hereof (including, without limitation, reasonable fees and disbursements of counsel in connection with such registration or qualification), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is reasonably requested by the Managing Underwriter, if any, or otherwise as determined by the Issuers in their sole discretion, (iii) fees and disbursements of counsel for the Issuers and the Guarantors, (iv) fees and disbursements of Holdings or the Operating Partnership’s independent certified public accountants referred to in Section 5 (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (v) rating agency fees, (vi) Securities Act liability insurance, if the Issuers and the Guarantors desire such insurance, (vii) fees and expenses of all other Persons retained by the Issuers and the Guarantors, (viii) the fees and expenses of the Trustee and (ix) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

7.                                      Indemnification

(a)                                 Indemnification by the Issuers and the Guarantors.  Each of the Issuers and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, each Holder of Registrable Notes or Exchange Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, their respective affiliates, directors and officers and each Person, if any, who controls each such Initial Purchaser, Holder and Participating Broker-Dealer (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable attorneys’ fees and reasonable expenses incurred in connection with investigating or defending any of the foregoing as provided in this Section 7) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission in any information relating to such Initial Purchaser, Holder or Participating Broker-Dealer furnished to the Issuers or the Guarantors in writing by such Initial Purchaser, Holder or Participating Broker-Dealer or their counsel expressly for use therein.

(b)                                 Indemnification by Holder.  In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Issuers and the Guarantors in writing such information as the Issuers and the Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus, and shall indemnify and hold harmless the Issuers, the Guarantors and the Initial Purchasers, their respective affiliates, directors and officers and each Person, if any, who controls any Issuer, Guarantor or Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against all Losses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Issuers and the Guarantors in writing by such Holder expressly for use in any such Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus.  Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below).

(c)                                  Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; provided, that the failure to so notify the Indemnifying Parties shall not (i) relieve such Indemnifying Party from any obligations or liability that it may have under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced (through the forfeiture of substantive rights or defenses) as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations or liability that it may have to any Indemnified Party otherwise than under paragraph (a) or (b) above.

The Indemnifying Party shall, upon the request of the Indemnified Party, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless:  (1) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (2) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party or (3) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including circumstances where there may be legal defenses available to an Indemnified Party that are different from or in addition to those available to the Indemnifying Party.  It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by (x) by the Representatives, for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser; (y) a majority of the Holders of the Registrable Notes or Exchange Notes, in the case of any Holder, its directors and officers and any control Persons of such Holder, and (z) in all other cases, by Holdings.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)                                 Contribution.  If the indemnification provided for in Section 7(a) or 7(b) is unavailable to an Indemnified Party or is insufficient in respect of any Losses referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 7(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount.  A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Notes or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of the Notes held by each Holder hereunder and not joint.  The Issuers’ and Guarantors’ obligations to contribute pursuant to this Section 7(d) are joint and several.  The Holders respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes held by each Holder hereunder and not joint.  The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Notes held by each Initial Purchaser hereunder and not joint.

The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.  Notwithstanding anything in this Agreement to the contrary, the Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuers or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

8.                                      Rules 144 and 144A

The Issuers and the Guarantors covenant that they shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuers or the Guarantors is not required to file such reports, they will, upon the written request of any Holder of Registrable Notes, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A and (b) take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A.  Upon the request of any Holder, the Issuers and the Guarantors shall deliver to such Holder a written statement as to whether they have complied with such information and requirements.

9.                                      Underwritten Registrations of Registrable Notes

The Holders of Registrable Notes who hold at least 25% in aggregate principal amount of such Registrable Notes covered by any Shelf Registration Statement who desire to do so may sell such Registrable Notes in an underwritten offering; provided that each Holder shall bear such Holder’s proportionate share (based on the total number of Registrable Notes sold in such registration) of all discounts and commissions payable to the underwriters or brokers and all transfer taxes and transfer fees in connection with a registration of such Registrable Notes pursuant to this Agreement.  If any of the Registrable Notes covered by any Shelf Registration is to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Issuers and Holdings.

No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.                               Miscellaneous

(a)                                 No Inconsistent Agreements.  The Issuers and each of the Guarantors have not entered, as of the date hereof, and the Issuers and each of the Guarantors shall not enter, after the date of this Agreement, into any agreement with respect to the Notes that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The Issuers and each of the Guarantors have not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

(b)                                 Adjustments Affecting Registrable Notes.  The Issuers and the Guarantors shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

(c)                                  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes in circumstances that would adversely affect any Holders of Registrable Notes; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Notes Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Notes Registration Statement.

(d)                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i)                                     if to a Holder of Notes or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to the Initial Purchasers as follows:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attn:  Laura Yachminski

with a copy to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Attention:  Julian T.H. Kleindorfer, Esq. and Lewis W. Kneib, Esq.

(ii)                                  if to the Initial Purchasers, at the address specified in Section 10(d)(1);

(iii)                               if to the Issuers or any Guarantor, as follows:

CyrusOne Inc.
2101 Cedar Springs Road, Suite 900
Dallas, Texas 75201
Attention:  Chief Financial Officer

with a copy to:

Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019
Attention:  William V. Fogg, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

(e)                                  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Notes.

(f)                                   Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                                  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.  EACH OF THE ISSUERS AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE ISSUERS AND EACH OF THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  EACH OF THE ISSUERS AND EACH OF THE GUARANTORS IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUERS OR THE GUARANTORS AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

(i)                                     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)                                    Registrable Notes and Exchange Notes Held by the Issuers or their Respective Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Notes or Exchange Notes is required hereunder, Notes and Exchange Notes held by the Issuers or their respective affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k)                                 Third Party Beneficiaries.  Holders, Participating Broker-Dealers and Initial Purchasers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(l)                                     Entire Agreement.  This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Issuers and the Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

(m)                             Additional Guarantors.  So long as any Registrable Notes remain outstanding, the Issuers will cause each Additional Guarantor upon the creation or acquisition by the Issuers of such Additional Guarantor, to execute a joinder to this Agreement in the form attached hereto as Annex A and to deliver such joinder to the Initial Purchasers no later than five Business Days following the execution thereof.

SIGNATURES

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

CyrusOne LP

by CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP

By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President
and Chief Financial Officer

CyrusOne Finance Corp.

By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President
and Chief Financial Officer

GUARANTORS

CyrusOne Inc.

By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President
and Chief Financial Officer

CyrusOne GP

by CyrusOne Inc., as sole trustee of CyrusOne GP

By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President
and Chief Financial Officer

CyrusOne TRS Inc.

by CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP, as sole member of CyrusOne LLC, as sole stockholder of CyrusOne TRS Inc.

By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President
and Chief Financial Officer

CyrusOne Foreign Holdings LLC

by CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP, as sole member of CyrusOne LLC, as sole member of CyrusOne Foreign Holdings LLC

By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President
and Chief Financial Officer

CyrusOne LLC

by CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP, as sole member of CyrusOne LLC

By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President
and Chief Financial Officer

Cervalis Holdings LLC

by CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP, as sole member of Cervalis Holdings LLC

By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President
and Chief Financial Officer

Cervalis LLC

by CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP, as sole member of Cervalis Holdings LLC, as sole member of Cervalis LLC

By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President
and Chief Financial Officer

CyrusOne-NC LLC

by CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP, as sole member of CyrusOne-NC LLC

By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President
and Chief Financial Officer

CyrusOne-NJ LLC

by CyrusOne Inc., as sole trustee of CyrusOne GP, as sole general partner of CyrusOne LP, as sole member of CyrusOne-NJ LLC

By:	/s/ Diane M. Morefield
	Name:	Diane M. Morefield
	Title:	Executive Vice President
and Chief Financial Officer

ACCEPTED AND AGREED TO:
Acting severally on behalf of themselves and the other
Initial Purchasers listed in Schedule I hereto

By J.P. MORGAN SECURITIES LLC, as Authorized Representative

By	/s/ Varun Rastogi
Name: Varun Rastogi
Title: Executive Director

By DEUTSCHE BANK SECURITIES INC., as Authorized Representative

By	/s/ Scott Sartorius
Name: Scott Sartorius
Title: Managing Director

By DEUTSCHE BANK SECURITIES INC., as Authorized Representative

By	/s/ Alexandra Barth
Name: Alexandra Barth
Title: Managing Director

By KEYBANC CAPITAL MARKETS INC., as Authorized Representative

By	/s/ Anthony J. McCready
Name: Anthony J. McCready
Title: Vice President

SCHEDULE I

INITIAL PURCHASERS

J.P. Morgan Securities LLC
Deutsche Bank Securities Inc.
KeyBanc Capital Markets Inc.
Barclays Capital Inc.
Capital One Securities, Inc.
Stifel, Nicolaus & Company, Incorporated
MUFG Securities Americas Inc.
TD Securities (USA) LLC

SCHEDULE II

OTHER GUARANTORS

CyrusOne TRS Inc.

CyrusOne Foreign Holdings LLC

CyrusOne LLC

Cervalis Holdings LLC

Cervalis LLC

CyrusOne-NC LLC

CyrusOne-NJ LLC

Annex A

Registration Rights Agreement Joinder

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated as of November 3, 2017 by and among CyrusOne LP and CyrusOne Finance Corp., as Issuers, the guarantors party thereto and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc., acting severally on behalf of themselves and the other Initial Purchasers listed in Schedule I thereto) to be bound by the terms and provisions of such Registration Rights Agreement, as amended and/or restated from time to time.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                .

[NAME]

By:
Name:
Title: